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                                                                 Exhibit 10.17


                                October __, 2000

Uproar Inc.
240 West 35th Street
New York, NY  10001


Ladies and Gentlemen:

         This opinion is being delivered to you pursuant to Section 6.1(d) of the Agreement and Plan of Reorganization (the "Agreement") by and among Uproar Inc., a Delaware corporation ("Acquiror"), iwin.com Acquisition Corporation, a Delaware corporation that is a wholly-owned subsidiary of Acquiror ("Sub"), iwin.com, Inc., a Delaware corporation ("Target"), Frederick Krueger (as stockholders' agent) and certain shareholders of Target, dated as of July 25, 2000. Pursuant to the Agreement, Sub will merge with and into Target (the "Merger"), and Target will be the surviving entity.

         Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         We have acted as legal counsel to Acquiror in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined (or will examine on or prior to the Effective Time of the Merger) and are relying (or will rely) upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

         1. The Agreement;

         2. Representations made to us in by Acquiror and Sub in a certificate of even date herewith;

         3. Representations made to us by Target in a certificate of even date herewith;

         4. The Registration Statement filed in connection with the Merger; and

         5. Such other instruments and documents related to the formation, organization and operation of Acquiror, Sub and Target or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

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Uproar Inc.
October __, 2000
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         In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

         1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

         2. Any representation or statement made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified are true and will remain true through the Effective Time.

         3. As to all matters in which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intention, understanding or agreement and such action will not be taken;

         4. The Merger will be consummated pursuant to the Agreement and will be effective under the laws of the state of Delaware;

         5. The shareholders of Target do not, and will not on or before the Effective Time of the Merger, have an existing plan or intent to dispose of an amount of Acquiror Common Stock to be received in the Merger (or to dispose of Target Capital Stock in anticipation of the Merger) such that the shareholders of Target will not receive and retain a meaningful continuing equity ownership in Acquiror that is sufficient to satisfy the continuity of interest requirement as specified in Treas. Reg. Section1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions;

         6. After the Merger, Target will hold "substantially all" of its and Sub's properties within the meaning of Section 368(a)(2)(E)(i) of the Code and the regulations promulgated thereunder and will continue its historic business or use a significant portion of its historic assets in a business;

         7. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187; any expenses paid on behalf of Target shareholders will not exceed one percent (1%) of the total consideration that will be issued in the Merger to Target shareholders in exchange for their shares of Target stock;

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Uproar Inc.
October __, 2000
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         8. No Target shareholder guaranteed any Target indebtedness outstanding during the period immediately prior to the Merger, and at all relevant times, including as of the Effective Time of the Merger, (i) no outstanding indebtedness of Acquiror, Sub or Target has or will represent equity for tax purposes; (ii) no outstanding equity of Acquiror, Sub Target has or will represent indebtedness for tax purposes; and (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains or represents either a right to acquire Target capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code;

         9. An opinion of counsel, received by Target from O'Melveny & Myers, LLP, substantially identical in substance to this opinion, has been delivered and not withdrawn; and

         10. The Merger will be reported by Acquiror, Sub and Target on their respective federal income tax returns in a manner consistent with the opinion set forth below.

         Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a "reorganization" as defined in Section 368(a) of the Code.

         In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

         1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         2. This opinion concerning certain of the U.S. federal tax consequences of the Merger is limited to the specific U.S. federal tax consequences presented above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

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Uproar Inc.
October __, 2000
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         3. No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         4. This opinion has been delivered to you for the purpose of satisfying the conditions set forth in Section 6.1(d) of the Agreement and is intended solely for your benefit; it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.


                                            Very truly yours,



                                            GUNDERSON DETTMER STOUGH
                                            VILLENUEVE FRANKLIN & HACHIGIAN, LLP